                                                                EXHIBIT 10.33

                   THIRD AMENDMENT AND MODIFICATION AGREEMENT
                   ------------------------------------------
                 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                 ----------------------------------------------


     This THIRD AMENDMENT AND MODIFICATION AGREEMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is dated as of the 26th day of April, 1996, in Tulsa, Oklahoma, by and between CHICAGO MINIATURE LAMP, INC., an Oklahoma corporation ("CML") and INDUSTRIAL DEVICES, INC., a New Jersey corporation ("IDI") (CML and IDI being collectively referred to herein as the "Borrowers"), and BANK IV OKLAHOMA, N.A., a national banking association (the "Bank").

                                R E C I T A L S
                                - - - - - - - -

     A. Borrowers and the Bank made, executed and entered into that certain Third Amended and Restated Credit Agreement dated as of June 30, 1995 (the "Original Credit Agreement") as amended by that certain First Amendment and Modification Agreement (the "First Amendment") dated as of December 6, 1995 and that certain Second Amendment and Modification Agreement (the "Second Amendment") dated as of February 23, 1996 (the Original Credit Agreement as amended by the First Amendment and Second Amendment thereto being collectively referred to herein as the "Credit Agreement") whereby Borrowers have been entitled to borrow and the Bank has agreed to lend, subject to the terms of the Credit Agreement:

          (i) up to the original principal amount of $5,000,000.00 in the form of a revolving loan as evidenced by that certain Revolving Credit Note dated June 30, 1995 made, executed and delivered by Borrowers to the Bank in the original principal amount of $5,000,000.00;

          (ii) up to the original principal amount of $6,000,000.00 in the form of an LC Revolving Loan to support Letters of Credit as evidenced by that certain LC Revolving Credit Note dated February 23, 1996 made, executed and delivered by Borrowers to the Bank in the original principal amount of $6,000,000.00; and

          (iii) up to the original principal amount of $30,000,000.00 in the form of a non-revolving Acquisition Loan not to exceed the original principal amount of $30,000,000.00. In connection with the Acquisition Loan, the Borrowers have made, executed and delivered to the Bank (a) that certain Acquisition Note ("Acquisition Note #1") dated December 6, 1995, in the original principal amount of $5,000,000.00 and (b) that certain Acquisition Note ("Acquisition Note #2) in the original principal amount of $9,000,000.00.

Except as specifically defined herein, all capitalized terms shall have the same meaning as set forth in the Credit Agreement.

     B. As of the date hereof there is currently outstanding under the Revolving Credit Note the principal amount of $2,975,373.90. Further, the following is a summary of the Letters of Credit outstanding as of the date hereof under the LC Revolving Credit Loan:


EXPIRES    L/C NO.          BENEFICIARY           AMOUNT

 5/21/96  T5660      Taiwan Prosperity Elec     $  9,163.29

 6/21/96  T6335      Royal Electronic           $ 16,715.00

 6/21/96  T6453      Se II Corp.                $ 19,284.00

 6/30/96  S5514      National Westminster Bank  $673,200.00

12/15/96  S5527      US Trust                   $500,000.00

11/30/96  S5528      Barclays Bank PLC          $765,000.00

11/30/96  S5545      Barclays Bank PLC          $382,500.00

11/30/96  S5546      Barclays Bank PLC          $765,000.00

11/30/97  SB 6462    Barclays Bank PLC          $764,000.00

 7/21/96  T6490      Sung Jim Energy Co Ltd.    $ 30,000.00
===========================================================


The principal amount of $4,823,586.82 is outstanding under Acquisition Note #1 and no principal has been advanced under Acquisition Note #2 as of the date hereof.

     C. CML has entered into that certain agreement as of April 26, 1996 (the "Deutschemarks Contract") with the Bank whereby CML shall acquire 6,102,400 Deutschemarks on May 3, 1996 for a total amount of $4,000,000.00 (U.S. Dollars) for the purpose of funding a portion of CML's acquisition of the outstanding common stock of (i) ALBA Speziallampen GmbH, Bamberg, Germany, (ii) W. Albrecht CmbH u.Co KG, Bamberg, Germany, (iii) W. Albrecht Grundstucksgeselleschaft, GbR, Bamberg, Germany, (iv) ALBA Light Design BmbH, Bamberg, Germany, (v) Arnold GmbH, Bamberg Germany, (vi) BSC Arnold GmbH & Co., KG, Bamberg, Germany, (vii) A&S Electric, S.R.L., Czech Republic, (vii) ALBA Lamps, Inc., an Illinois corporation, and (viii) ALBA Technology (M) Sdn. Bhd, a Malaysia corporation (collectively the "German Acquisition"), said acquisition of Deutschemarks pursuant to the Deutschemarks Contract to be funded by the Bank as an advance under Acquisition Note #2.

     D. CML has also entered into that certain agreement as of April 26, 1996 (the "Yen Contract") with whereby CML has committed to sell 837,440,000.00 Japanese Yen on October 30, 1996 at 104.68 for a total amount of $8,000,000.00 (U.S. Dollars); provided however, except for the Bank's reduction of the Collateral Borrowing Base by an amount equal to twenty percent (20%) of such agreement as provided below, such Yen Contract is a separate and independent obligation of CML and is in no way to be construed as part of the Bank's Commitment under the Credit Agreement.

     E. Repayment of the Notes, along with any and all other Indebtedness of Borrowers to the Bank, is secured by a first priority security interest in and to Borrowers' Collateral as defined in the Credit Agreement and Security Instruments.

     F. Repayment of the Notes, along with repayment of any and all other Indebtedness of Borrowers to the Bank, is also unconditionally guaranteed by Plastomer, Inc., an Ontario corporation ("Plastomer") pursuant to that certain Guarantee dated as of June 30, 1995 made, executed and delivered by Plastomer to the Bank. Further, performance by Plastomer under the Guaranty is secured by a first priority security interest in and to certain personal property of Plastomer as defined and set forth in the Plastomer Security Agreement.

     G. Borrowers have requested that an advance be made under the Acquisition Loan in the form of Japanese Yen for the purpose of funding a portion of CML's German Acquisition, and the Bank has agreed to do so, subject to the terms and conditions hereof and in connection therewith, the parties desire to amend and modify the Credit Agreement and other Loan Documents as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals, the conditions, covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby mutually agree as follows:

     1.   Additional Definitions.
          -----------------------

          a.  "Acquisition Note #3" shall mean the Acquisition Note issued by
              ---------------------
     the Bank under the Acquisition Loan in the form as shown in Exhibit "A"
                                                                 -----------
     attached hereto and made a part hereof, to be delivered to the Bank pursuant to Paragraph 4(a) below, together with all extensions, renewals, modifications, substitutions and changes in form thereof which may be from time to time and for any term or terms effected.

          b.  "Applicable Reserve Cost" shall mean the Bank's applicable reserve
              -------------------------
     costs, liabilities, expenses and assessments pursuant to requirements of applicable law or any applicable governmental or quasi-governmental rule, regulation, policy, guideline or directive regarding the making, funding or maintaining of the Eurocurrency Advance under Acquisition Note #3 (including without limitation any reserve requirements of Regulation D) which during the term of this Agreement shall be fixed at one and one-half percent (1.5%) per annum.

          c.  "Current Dollar Equivalent" shall mean at any date the amount of
              ---------------------------
     Dollars into which the outstanding principal amount of Acquisition Note #3 as of such date may be converted at the spot rate at which Dollars are offered to the Bank for the Permitted

     Currency in an amount comparable to such principal amount outstanding under the Acquisition Note #3 at approximately 10:00 a.m. (Tulsa Time) on the second Business Day prior to such date.

          d.  "Dollar" or "$" shall mean lawful money of the United State of
              --------    ---
     America.

          e.  "Eurocurrency Advance" shall mean the advance under Acquisition
              ----------------------
     Note #3 in the Permitted Currency which bears interest at the Eurocurrency Rate.

          f.  "Eurocurrency Base Rate"  the rate of interest per annum
              -------------------------
     determined by the Bank in its discretion to be the rate at which deposits are offered in the Permitted Currency two Business Days prior to the first day of such Eurocurrency Interest Period for delivery on such day.

          g.  "Eurocurrency Interest Period"  means a period of six months from
              ------------------------------
     the date of funding of the Eurocurrency Advance by the Bank. Such interest period shall end on (but exclude) the day which corresponds numerically to such date six months thereafter; provided that if there is no such numerically corresponding day in such next sixth succeeding month, such Interest Period shall end on the last Business Day of such next sixth succeeding month. If an interest period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided however that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

          h.  "Eurocurrency Rate" means with respect to the Eurocurrency
              -------------------
     Interest Period, a rate per annum equal to the sum of (i) the Eurocurrency Base Rate plus (ii) one percent (1%) plus (iii) the Applicable Reserve
               ----                       ----
     Costs.

          i.  "Fiberoptics Facility" means Electro Fiberoptics manufacturing
              ----------------------
     facility located in Marlborough, Massachusetts, including but not limited to the real property together with all improvements and appurtenances thereto.

          j.  "Fiberoptics Mortgage & Assignment" shall mean that certain
              -----------------------------------
     Mortgage and Security Agreement and that certain Collateral Assignment of Leases and Rents to be made, executed and delivered by Electro Fiberoptics to the Bank pursuant to Paragraph 5.b. hereof in such form as may be acceptable to the Bank.

          k.  "Permitted Currency" shall mean Japanese yen.
              --------------------

          l.  "Regulation D" shall mean Regulation D of the Board of Governors
              --------------
     of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          m. "Reserve Requirements" means with respect to an Interest Period,
             ----------------------
     the maximum aggregate reserve requirements (including all basic, supplemental, marginal and other reserves) of general application which is imposed under Regulation D on Eurocurrency liabilities.

     2.   Deutschemarks Acquisition.  Pursuant to the Deutschemarks Contract,
          --------------------------
the Borrowers have requested the Bank to reduce and the Bank has reduced the Collateral Borrowing Base by the amount of $800,000.00 from and after the date hereof until the Bank has been notified of the completion of the Deutschemarks Contract. In connection therewith, as of May 3, 1996, the Bank shall advance the amount of $4,000,000.00 under Acquisition Note #2 for the purpose of funding CML's acquisition of the Deutschemarks pursuant to the Deutschemarks Contract. Borrowers agree that such Deutschemarks shall be used solely for funding a portion of the German Acquisition.

     3.   Yen Acquisition.  Pursuant to the Yen Contract, the Borrowers hereby
          ----------------
request the Bank to reduce and the Bank has agreed to reduce the Collateral Borrowing Base by the amount of $1,600,000.00 from and after the date hereof until the Bank has been notified that CML has completed such Yen Contract; provided however, Borrowers hereby acknowledge that the acquisition of such Yen is not and shall in no way be construed as an obligation of the Bank or as part of the Commitment of the Bank under the Credit Agreement, but instead constitutes a completely separate agreement and undertaking of the Borrowers. Further, the foregoing shall in no way be construed as an obligation or commitment on the part of the Bank to utilize the Collateral Borrowing Base as collateral for future foreign currency contracts of the Borrowers, if any.

     4.   Euro-Yen Loan under Acquisition Note #3.
          ----------------------------------------

     a. Concurrently with the execution hereof, Borrowers shall execute and deliver to the Bank the Acquisition Note #3 whereby Borrowers shall borrow and the Bank shall lend to Borrowers an amount of the Permitted Currency, for which the Current Dollar Equivalent is equal to $8,000,000.00. The Acquisition Note #3 shall be dated as of the date hereof, and shall bear interest at the Eurocurrency Rate payable at maturity. Interest shall be calculated on the basis of a year of 360 days but assessed for the actual number of days elapsed in each accrual period. Borrowers acknowledge that the Bank shall be under no duty or obligation to make any additional or further loans or advances under the Acquisition Loan or otherwise under the Credit Agreement in the form of the Permitted Currency or any other foreign currency.

     b. The proceeds of Acquisition Note #3 shall be used by Borrowers solely to acquire additional Deutschemarks necessary for the German Acquisition and for no other purposes without the prior consent of the Bank, such Deutschemarks to be acquired not later than two days prior to the closing of the German Acquisition.

     c. Except as otherwise prohibited hereby or in the Credit Agreement, Borrowers may from time to time make prepayments of principal under Acquisition Note #3, subject however to Paragraph 3(g) below. All advances made by the Bank on Acquisition Note #3 and all payments or prepayments of principal and interest thereon made by Borrowers shall be recorded by the Bank in its records, and the aggregate unpaid principal amount so recorded shall be conclusive evidence of the principal amount owing and unpaid on the Acquisition Note #3. The failure to so record shall not, however, limit or otherwise affect the obligations of Borrowers hereunder or under the Acquisition Note #3 to repay the principal amount thereof
together with all interest accrued thereon.   All payments and prepayments of
principal and interest under Acquisition Note #3 shall be made in the Permitted Currency. Any payments or prepayments on Acquisition Note #3 received by the Bank after 2:00 o'clock P.M. (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day. All outstanding principal of and accrued interest on Acquisition Note #3 not previously paid shall be due and payable at maturity on October 30, 1996.

     d. Notwithstanding anything herein or in the Credit Agreement to the contrary, the advance made under Acquisition Note #3 may be continued as a Eurocurrency Advance when an Event of Default or Default has occurred and is continuing. During the continuance of a Default, the Bank may, at its option, by notice to the Borrowers, declare that the outstanding principal amount of Acquisition Note #3 shall bear interest for the remainder of the Interest Period and continuing until paid in full at the Default Rate based upon the Current Dollar Equivalent of Acquisition Note #3 determined on a daily basis.

     e. For purposes of calculating the Collateral Borrowing Base, the outstanding principal amount of Acquisition Note #3 shall be shown at the Equivalent Dollar Value thereof as of the date of such calculation.

     f. All sums payable by Borrowers or any Guarantors, whether in respect to principal, interest, fees or otherwise, under Acquisition Note #3 shall be paid without deduction for any present and future taxes, levies, impost, charges or withholdings imposed by any country, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (a "Governmental Authority") thereof or therein, any jurisdiction from which any or all of such payments are made and any political subdivision or taxing authority thereof or therein.

     g. If any payment under Acquisition Note #3 occurs on a date which is not the last day of the Interest Period, whether because of acceleration, prepayment, subsequent to an Event of Default or otherwise, Borrowers hereby indemnify Bank and hold the Bank harmless from and against any loss or cost incurred by the Bank resulting therefrom, including, but not limited to, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance and the cost of acquiring any Permitted Currency which the Bank must acquire to satisfy any forward contract in which the Bank has entered for disposition of the Permitted Currency upon the prepayment of Acquisition Note #3, and the obligation of Borrowers hereunder shall be part and parcel of the Indebtedness of Borrowers to the Bank.

     h. Effective as of the date hereof, if any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of general application which is enacted or imposed after the date of this Agreement or any interpretation thereof or the compliance of the Bank therewith (i) subject the Bank to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal, state or local taxation of the overall net income of the Bank) or changes the basis of taxation of payment to the Bank in respect to its loans or other amounts due it hereunder, or (ii) imposes or increases or deems applicable any reserve, assessment, insurance, charge, special deposit or a similar requirement against assets of deposits with or for the account of or credit extended by the Bank, or
(iii) imposes any other condition, the result of which is to increase the cost to the Bank of maintaining loans or reduces any amount received by the Bank in connection with the loans or requires the Bank to make any payment calculated by reference to the amount of the loans held or interest received by it by an amount deemed material by such Bank, then within 15 days of demand by the Bank, the Borrowers shall pay the Bank that portion of such increased expense incurred or reduction in an amount received which the Bank determines is attributable to making, funding and maintaining its Loans.

     5.   Condition Precedent - Guarantors.  Concurrently with the execution
          ---------------------------------
hereof, Borrowers shall cause each of (i) CML Fiberoptics, Inc., a Massachusetts corporation ("CML Fiberoptics") being the wholly owned subsidiary of CML, (ii) Electro Fiberoptics Corp., a Massachusetts corporation ("Electro Fiberoptics") being the wholly owned subsidiary of CML Fiberoptics and (iii) Fredon Development Industries, Inc., a New Jersey Corporation ("Fredon") being the wholly owned subsidiary of IDI, to make, execute and deliver to the Bank their respective unconditional guaranties of all Indebtedness to the Bank pursuant to the terms and conditions of a Guaranty Agreement (the "Guaranty") substantially in the form of which is attached hereto and made a part hereof as Exhibit "B".
                                                                  -----------
All references in the Loan Agreement and all other Loan Documents to the term Guarantor shall be amended throughout to include CML Fiberoptics, Fredon and Fiberoptics, in addition to those parties named as Guarantors therein.

     a. Further, to secure the performance by each of the Guarantors under its Guaranty, Borrowers shall cause each Guarantor to make, execute and deliver to the Bank a Security Agreement (the "Guarantor Security Agreement") of even date herewith in the form as shown in Exhibit "C" attached hereto and made a part
                                 -----------
hereof, whereby each of the Guarantors shall grant to the Bank a first lien and security interest in and to all accounts and inventory of such Guarantor and all other property as described therein.


     b. Notwithstanding the above, the Collateral Borrowing Base shall not be increased to include the Fiberoptics Facility or the equipment of Fiberoptics until such time as the Bank shall have received the following, at Buyer's cost and expense:

               (i) the Fiberoptics Mortgage and Assignment duly executed by Fiberoptics thereby granting to the Bank a second mortgage lien and security interest in and to Fiberoptics Facility, subject only to that certain lien in favor of the Town of Northborough, Massachusetts and duly recorded in the appropriate land records;

               (ii) an environmental report and certificate on the Fiberoptics Facility, in form and substance satisfactory to the Bank, prepared by an engineer or other expert satisfactory to the Bank stating that the Fiberoptics Facility complies with all applicable environmental laws, reles and regulations;

               (iii) a current "as built" survey covering the Fiberoptics Facility showing all improvements thereon, fences, easements, rights-of-way, building lines, roads and alleys and showing no encroachments upon the Fiberoptics Facility and no encroachments by any improvements located on the Fiberoptics Facility onto adjacent property or onto recorded rights-of-way or easements, said survey to be prepared by a registered land surveyor acceptable to the Bank and shall contain a certification in favor of the Bank that the survey is correct and accurate and the Fiberoptics Facility is free from encroachments, the form and content of which certification shall in any event be approved by the Bank;

               (iv) An ALTA Lender's extended coverage policy of title insurance covering the Fiberoptics Facility with such endorsements as the Bank may require, issued by a title insurance company acceptable to the Bank and in a form, amount and content satisfactory to the Bank, insuring or agreeing to insure that the Fiberoptics Mortgage on the Fiberoptics Facility is or will be upon recordation a valid second lien, free and clear of all other defects, liens, encumbrances, and exceptions except those as specifically accepted by the Bank in writing. Such title policy shall specifically include a pending disbursement clause and affirmative coverage as to material and mechanics liens;

               (v) a Facility Appraisal with respect to the Fiberoptics
     Facility,

               (vi) an Equipment Appraisal with respect to any equipment;

               (vii) such other information as the Bank may need to establish the value of such assets for purposes of the Collateral Borrowing Base as contemplated by Section 2.24 of the Credit Agreement.

     All references in the Credit Agreement and all other Loan Documents to the term "Collateral Borrowing Base" shall be amended throughout to include the Eligible Accounts and Eligible Inventory of each of the Guarantors based upon the formula therefor as provided in the Credit Agreement and provided the Bank's lien therein is a first lien subject to no other liens, claims or encumbrances.

     b. On or before the forty-fifth (45th) day following each fiscal quarter, Borrowers will cause each Guarantor to deliver to the Bank schedules (certified to be true and correct by the President or chief financial officer of such Guarantor, respectively) showing, as of the close of business on the last day of the immediately preceding fiscal quarter, (i) the name of such

Guarantor's Account Debtors and others with like obligations payable to such Guarantor, (ii) the amounts due and owing to each of such Guarantors from each Account Debtor thereof, (iii) "aging" of each Account dating from the Invoice Date and shown by categories, as follows:

          one day to and including 30 days,
          31 days to and including 60 days,
          61 days to and including 90 days, and
          Over 90 days,

(iv) any modification of the customary due date of any Account, (v) the amount of all obligations of each such Guarantor and to whom such obligations are owed (excluding obligations to the Bank), and (vi) "aging" of each such obligation as set forth in (iii) above.

     c. On or before the forty-fifth (45th) day following the close of each fiscal quarter, Borrowers shall cause each Guarantor to deliver to the Bank schedules of Inventory (itemized per such Guarantor's monthly statements) shown by categories of "raw materials", "work in process" and "finished goods" and indicating the value at which such Inventory is carried on the books and records of such Guarantor, which value shall be the lesser of (i) the cost of such Inventory to such Guarantor, exclusive of any transportation, handling or other charges incurred in acquiring such Inventory, and (ii) the present fair market value of such Inventory, and, additionally, Borrowers will cause each Guarantor to promptly notify the Bank of any material reduction in the market value of any of such Inventory.

     6.   Conditions Precedent.  The obligation of the Bank to make the
          ---------------------
Eurocurrency Advance as contemplated herein is subject to the satisfaction of all of the following conditions (in addition to the other terms and conditions set forth herein):

          a. There shall exist no Event of Default or Default, under the Credit Agreement or any other Loan Documents, as amended hereby.

          b. The representations, warranties and covenants set forth in the Credit Agreement, as amended herein, shall be true and correct on and as of the closing of the transaction contemplated herein.

          c. Borrowers each shall have delivered to the Bank a Certificate, dated as of the Closing Date, and signed by the President or Vice President and the Secretary of such Borrower substantially in the form as shown in Exhibit "D" attached hereto and made a part hereof. The Bank may
     -----------
     conclusively rely on such Certificates until it receives notice in writing to the contrary.

          d. All corporate proceedings of each of Borrowers or Guarantors shall be taken in connection with the transactions contemplated by this Agreement and all other Loan Documents and shall be satisfactory in form and substance to the Bank and its counsel; and the Bank shall have received certified copies, in form and substance satisfactory to the Bank and its counsel, of the Articles or Certificate of Incorporation and By-Laws of each of Borrowers and Guarantors and the resolutions of the Board of Directors of each of Borrowers and Guarantors as adopted, authorizing the execution and delivery of this Agreement, Acquisition Note #3, and all other the Loan Documents, as applicable, the borrowings under this Agreement, and the granting of the security interests and mortgage liens in, and assignment and pledge of, the Collateral pursuant to the Security Instruments, to secure the payment of the Indebtedness.

          e. Borrowers shall have delivered the Acquisition Note #3 to the Bank, appropriately executed.

          f. Borrowers and the Guarantors, as the case may be, shall have delivered to the Bank all Security Instruments and all other Loan Documents contemplated hereby.

          g. The Bank shall have received such other information, documents and assurances as shall be reasonably requested by the Bank.

     7.   Ratification of Security Interests.  Borrowers hereby ratify, confirm
          ----------------------------------
and reaffirm all security interests, liens and other encumbrances created under the Credit Agreement, the Security Instruments, as amended consistent herewith, this Agreement, and all other Loan Documents as security for repayment of Borrowers' Indebtedness and all other unreleased security agreements, mortgages and deeds of trust in favor of the Bank, all of which shall continue in full force and effect and with the same priority as security for repayment and satisfaction of the Indebtedness and all extensions, modifications and renewals thereof, including but not limited to the Notes.

     8.   Ratification of Guaranty and Plastomer Security Agreement.  As a
          ----------------------------------------------------------
condition precedent to the execution hereof by the Bank, Borrowers shall cause Plastomer to make, execute and deliver to the Bank a ratification of its Guaranty and the Plastomer Security Agreement in substantially the form as set forth on Exhibit "E" attached hereto and made a part hereof.
         -----------

     9.   Modification, Ratification, Representations and Warranties.  The terms
          ----------------------------------------------------------
and provisions of the Credit Agreement and all other Loan Documents executed in connection therewith shall be deemed amended, modified, and changed through so as to reflect consistently the matters provided herein. As extended, amended, modified, renewed or changed consistent herewith, the terms and provisions of the Credit Agreement and all other Loan Documents shall remain in full force and effect and the Borrowers hereby ratify, reaffirm and reassert as of the date
                                                              --------------
hereof all covenants, representations, warranties, agreements and statements
- ------
contained therein. Further, and in addition to the representations, warranties and covenants hereby ratified and reaffirmed, Borrowers each certify, covenant, represent, and warrant to and with the Bank as follows:

          a. The Borrowers and each Subsidiary are duly organized, validly existing and in good standing under and by virtue of the Laws of its respective jurisdiction of incorporation, and are duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing or qualification as such.

          b. The existence of each Borrower and their amenability to service of process in courts of the State of Oklahoma and all of their rights, franchises, privileges, permits, and licenses necessary for their respective businesses or for the ownership, location and/or operation of their respective property and assets, including, but not limited to, the Collateral shall at all times be preserved and maintained, and Borrowers shall conduct and maintain their respective businesses in an orderly, efficient and regular manner and in compliance with all applicable laws.

          c. The execution and delivery of this Agreement and all other documents to be executed and delivered by each of the Borrowers to the Bank pursuant hereto, and the due observance and performance by each of the Borrowers of its terms, provisions and covenants are within Borrowers' respective powers, have been duly authorized, will not contravene or violate any law or term or provision of Borrowers' Articles of Incorporation or By-laws or any corporate resolution of its respective shareholders or directors and will not contravene, violate or constitute a default under any contract, indenture, agreement or undertaking to which either of Borrowers is a party or by the terms of which either of Borrowers or any of their respective property or assets is bound.

          d. Borrowers' financial statements heretofore furnished to the Bank, have been prepared in conformity with GAAP, show all material liabilities, direct and contingent, and fairly present the financial condition of the Borrowers and any of their Subsidiaries as of such date and the results of its operations for the period then ended, and since such date there has been no material adverse change in the business, financial condition or operations of the Borrowers.

          e.  Attached hereto and made a part hereof as Exhibit "F" is a true a
                                                        -----------
     correct listing of all Subsidiaries of Borrowers. Except as set forth on the attached Exhibit "F" neither Borrowers or any of their existing
                  -----------
     Subsidiaries owns any other Subsidiaries as of the date hereof.

          f.  Attached hereto and made a part hereof as Exhibit "G" and Exhibit
                                                        -----------     -------
     "H", respectively, is a true and correct Borrowing Base Certificate as well
     ---
     as a Compliance Certificate, both dated and effective as of the date hereof.

     10.  Obligations Unaffected.  Except as otherwise specified herein, the
          ----------------------
terms and conditions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of the Borrowers to the Bank pursuant to and as evidenced by the Credit Agreement and other

Loan Documents. As a material inducement to the Bank to execute and deliver this Agreement, Borrowers hereby acknowledge that there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the obligations created or evidenced by the Loan Documents, including but not limited to the Notes. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the other Loan Documents, the terms and conditions of this Agreement shall control.

     11.  "Loan Documents" and "Credit Agreement".  The term "Loan Documents" as
          ---------------------------------------
used in the Credit Agreement shall be interpreted to include this Agreement, and all of the other documents heretofore or hereafter creating, evidencing, securing and/or relating to Indebtedness and obligations of the Borrowers to the Bank as contemplated or referenced herein. The term "Credit Agreement" or "Loan Agreement" as may be used in any of the Loan Documents shall be interpreted to mean the Credit Agreement, together with and as modified by this Agreement.

     12.  Bank's legal Fees, Costs and Expenses.  In consideration of and as a
          -------------------------------------
condition precedent to the Bank's agreement to the execution, amendments and modifications described herein, Borrowers agree to and shall pay promptly all fees, including but not limited to the Bank's attorneys' fees, expenses and charges with respect to and in connection with this Agreement and all other documents contemplated hereby, including but not limited to, recording and filing fees, and fees and expenses of counsel employed by the Bank in connection with the documentation and closing of the transactions, amendments and modifications contemplated hereby, and the Borrowers hereby agree to pay promptly all hereafter incurred fees, including but not limited to attorneys' fees, expenses and charges of the Bank which are incidental to the enforcement, defense, amendment, modification, extension, renewal or change of the Credit Agreement, this Agreement or any other Loan Documents.

     13.  Separability.  If any provision of this Agreement and the other Loan
          ------------
Documents is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had not been included herein.

     14.  Binding Effect.  Except as otherwise expressly provided herein, this
          --------------
Agreement will remain in effect until all of Borrowers' obligations to Bank under this Agreement have been fully discharged. This Agreement shall be binding upon Borrowers their respective successors and assigns, as applicable, and shall inure to the benefit of the Bank, its successors and assigns.

     15.  Headings.  The headings used herein are for convenience and
          --------
administrative purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

     16.  Governing Law and Jurisdiction.  This Agreement shall be deemed to
          ------------------------------
have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma. For purposes of enforcing and/or interpreting the provisions of this Agreement and all other Loan Documents, the Borrowers hereby submit themselves to the jurisdiction of the Courts of the State of Oklahoma, and each of the Borrowers waives all objections to service of process therefrom.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                              CHICAGO MINIATURE LAMP, INC.
                              an Oklahoma corporation


                              By: /s/ Frank M. Ward
                                 --------------------------------------------
                                Frank M. Ward, President


                              INDUSTRIAL DEVICES, INC.
                              a New Jersey corporation



                              By: /s/ Frank M. Ward
                                 --------------------------------------------
                                Frank M. Ward, President

                                                                     "BORROWERS"



                              BANK IV Oklahoma, N.A.


                              By: /s/ John D. Pixley
                                 --------------------------------------------
                                John D. Pixley, Senior Vice President

                                                                          "BANK"
114889.4

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